Exhibit 10.1

FIRST AMENDMENT
TO LEASE OF BUILDING AND LAND 313 LONG RIDGE ROAD, STAMFORD,
CONNECTICUT BETWEEN HENRY E. BAKER AND CRYSTAL ROCK, LLC, A
DELAWARE LIMITED LIABILITY COMPANY DATED SEPTEMBER 30, 2010

WHEREAS, the Parties executed a lease for the subject premises on September 30, 2010; and

WHEREAS, Crystal Rock Spring Water Company has been merged into Crystal Rock LLC, a Delaware limited liability company, which is a wholly owned subsidiary of Crystal Rock Holdings, Ltd., a Delaware corporation formerly known as Vermont Pure Holdings, Ltd.; and

WHEREAS, Crystal Rock Holdings, Ltd. has and is again fully assuming this lease obligation of Crystal Rock Spring Water Company; and

WHEREAS, the parties wish to execute a First Amendment to said Lease; and

NOW, THEREFORE, for $1.00 and other valuable consideration, the Parties agree to modify said lease as follows:

1.
The parties acknowledge that the twenty year term of the lease expires on September 30, 2020 and that the Rent currently is TWO HUNDRED FORTY EIGHT THOUSAND FOUR HUNDRED and 00/100 DOLLARS ($248,400.00) per annum, payable in equal monthly installments, in advance, of TWENTY THOUSAND SEVEN HUNDRED and 00/100 DOLLARS ($20,700.00) per month.

2.	The parties agree to replace Article 1.B.of the lease, with the following:

Article 1.B.

i.  Provided Tenant is not then in default beyond any applicable grace period, rent for the four (4) years commencing October 1, 2016, rent shall be TWO HUNDRED FIFTY SIX THOUSAND SIX HUNRED SIXTY EIGHT and 00/100 DOLLARS ($256,668.00) per year payable in equal monthly installments of TWENTY ONE THOUSAND THREE HUNDRED EIGHTY NINE and 00/100 DOLLARS ($21,389.00).

ii.  Provided Tenant is not then in default beyond any applicable grace period, Tenant shall have an option of renewing this Lease for an additional term of five (5) years by sending to Landlord written notice postmarked on or before April 1, 2020 that it is extending the Term of this Lease.  Rent for said term shall be negotiated by the parties.  In the event the parties fail to reach an agreement regarding rent for the second renewal term, each party shall select a qualified appraiser who shall render an opinion as to the fair rental property for the second renewal term.  The rent shall be the average of the two, less 10% for said term.

3.	All other terms and conditions of the Lease shall not be modified by this Amendment and are hereby ratified.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the 11th day of October, 2016.

Signed, Sealed and Delivered in the presence of	HENRY E. BAKER
/s/ Caroline J Gottleib	By /s/Henry E Baker
HENRY E. BAKER
/s/ Betty C Steinfeld

CRYSTAL ROCK HOLDINGS, LTD. Successor to Crystal Rock Spring Water Company, TENANT
/s/ Debbie H Kritz	By /s/ Martin Dytrych
/s/ Kimberly Militello	MARTIN DYTRICH, its Director Chair, Audit Committee Chair, Independent Directors

STATE OF CONNECTICUT	)
)	ss.: WATERTOWN
COUNTY OF LITCHFIELD	)

On this 11th day of October, 2016, personally appeared, before me, HENRY E. BAKER, Signer of the foregoing instrument, and acknowledged the same to be his free act and deed

/s/ David M Jurasek
Notary Public

STATE OF FLORIDA	)
)	ss.:
COUNTY OF PALM BEACH	)

Personally appeared CRYSTAL ROCK, LTD. Successor to CRYSTAL ROCK SPRING WATER COMPANY by MARTIN DYTRYCH its Director, hereunto duly authorized, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, before me.

/s/ Debbie Kritz
Notary Public